UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2023

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Division Street
Campbell,	California	95008
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)

On December 15, 2023, at the request of the Board of Directors (the “Board”) of Velo3D, Inc. (the “Company”), Benyamin Buller resigned from his position as Chief Executive Officer the Company. He will remain a member of the Board and, following his resignation, will be entitled to receive compensation pursuant to the Company’s compensation program for its non-employee directors.

In connection with Mr. Buller’s resignation, the Company entered into a separation agreement with Mr. Buller, pursuant to which he will receive the following severance benefits in exchange for a customary release of claims against the Company:

•a $250,000 gross severance payment, payable in equal installments every two weeks, over a six-month period;
•four months of reimbursement of COBRA continuation benefits; and
•an extended period to exercise Mr. Buller’s vested stock options for up to three months following the date on which he ceases to provide service to the Company (including as a Board member).

Mr. Buller will forfeit his unvested options and unvested restricted stock units.

The foregoing description of the separation agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the separation agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

(c)

Effective as of December 18, 2023, the Board appointed Brad Kreger, the Company’s Executive Vice President of Operations, as its Interim Chief Executive Officer and principal executive officer. Since December 2022, Mr. Kreger, age 48, has served as the Company’s Executive Vice President of Operations. Prior to joining the Company, he served as Senior Vice President, Global Operations at Fluidigm Corporation (now known as Standard BioTools Inc.), a manufacturing company for biological research equipment, from April 2018 to October 2022, and as Senior Director, Operations, Clinical Sequencing Division at Thermo Fisher Scientific, a supplier of laboratory and scientific products and services, from December 2016 to March 2018, from October 2013 to December 2016, Vice President, Reagent Manufacturing at Affymetrix Incorporated, a manufacturing company for biological research equipment. Mr. Kreger holds a B.S. in Biotechnology and Business from Charter Oak State College and an M.S. in Management and Leadership and an M.B.A. from Western Governors University.

There are no family relationships between Mr. Kreger and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment, the Compensation Committee of the Board approved an increase in Mr. Kregers’s annual base salary from $380,000 to $450,000, effective as of December 18, 2023.

Item 7.01 Regulation FD Disclosure.

On December 15, 2023, the Company also issued a press release announcing Mr. Buller’s departure and the appointment of Mr. Kreger, a copy of which is attached hereto as exhibit 99.1. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement, dated December 15, 2023, by and between Velo3D, Inc. and Benyamin Buller
99.1	Press Release issued December 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date:	December 15, 2023	By:	/s/ Bernard Chung
		Name:	Bernard Chung
		Title:	Acting Chief Financial Officer